UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2010
THERMADYNE HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13023	74-2482571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)
(636) 728-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.
     This Form 8-K/A, Amendment No. 1, is being filed to amend Item 5.02 of the Current Report on Form 8-K filed by Thermadyne Holdings Corporation (the “Company”) on December 3, 2010, to correct an inadvertent error in the first paragraph of Item 5.02.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the effective time of the Merger, on December 3, 2010, all of the directors of the Company prior to the Merger ceased to be directors of the Company and Martin Quinn (President of the Company), Terry Downes (Executive Vice President and Chief Operating Officer of the Company), Douglas Korn, Michael McLain and Joshua Neuman became directors of the Company.
     Mr. McLain also became the Executive Chairman of the Board of Directors of the Company at the effective time of the Merger on December 3, 2010. Mr. McLain, 60 years old, has been an advisor to Irving Place Capital since October 2008 and has had extensive experience working with private equity backed companies. Mr. McLain was formerly President, Chief Executive Officer and Director of Aearo Technologies, a leading industrial and consumer safety company, from 1998 through April 2008, when Aearo was purchased by 3M Corporation. Irving Place Capital was the primary shareholder of Aearo Technologies from 2004 to 2006. Prior to this he served as President and Chief Executive Officer of DowBrands, Inc., a large manufacturer of household consumer products, which was sold by DowBrands to S. C. Johnson and Son, Inc. in 1998. He is currently a director of PlayCore Holdings, Inc., an Irving Place Capital portfolio company, Timex Corporation and Porex Corporation. The Company entered into an employment agreement with Mr. McLain at the effective time of the Merger, on December 3, 2010.
     Mr. McLain’s base salary will be $360,000 per year. Mr. McLain is eligible to receive an annual incentive award at the sole discretion of the Board of Directors. In connection with the Merger and pursuant to the employment agreement, Parent will also grant Mr. McLain options to purchase equity in Parent. Mr. McLain is also entitled to participate in the benefit and health programs, including profit-sharing and retirement plans, available to the Company’s executives. Mr. McLain’s employment agreement has an initial term that ends on December 31, 2011 and will renew for one-year periods on each anniversary of the date of the employment agreement unless terminated earlier.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMADYNE HOLDINGS CORPORATION
Date: December 3, 2010	By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm
	Title:	Chief Financial and Administrative Officer